EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of FAT Brands Inc. of our report dated April 27, 2020 relating to our audit of the consolidated financial statements of FAT Brands Inc. which appear in the Annual Report on Form 10-K of FAT Brands Inc. for the fiscal year ended December 29, 2019.

/s/ Squar Milner LLP

Los Angeles, California
June 8, 2020